HOME SOLUTIONS OF AMERICA, INC.

Repurchase Option Agreement

                This Repurchase Option Agreement (the "Agreement") is executed as of July 31, 2003 (the "Effective Date") by and among Home Solutions of America, Inc., a Delaware corporation ("HSOA"), FSS Holding Corp., a Texas corporation and wholly-owned subsidiary of HSOA ("SUBSIDIARY"), Grassmere Computer Products, Inc. a Texas corporation ("GRASSMERE"), and Merritt Computer Products, L.P. d/b/a Amherst Merritt International, a Texas limited partnership ("AMHERST").

R E C I T A L S

                WHEREAS, pursuant to a Partnership Interest Purchase Agreement (the "Purchase Agreement") entered into as of the date hereof, HSOA and SUBSIDIARY have acquired 100% of the partnership interests of Fiber-Seal Systems, L.P., a Texas limited partnership (the "FIBER-SEAL Interests"), from GRASSMERE and AMHERST, respectively; and

                WHEREAS, as an inducement to enter into the Purchase Agreement, HSOA and SUBSIDIARY hereby grant GRASSMERE and AMHERST the repurchase option for the FIBER-SEAL Interests under the terms and conditions set forth in this Agreement.

                NOW THEREFORE, the parties hereto agree as follows:

1.      Repurchase Option.

                (a)    HSOA hereby grants AMHERST, and SUBSIDIARY hereby grants GRASSMERE, in the event that, on or before 5:00pm on December 31, 2003, either (i) the promissory note in the original principal amount of $520,000 that HSOA has issued to AMHERST on the date hereof  (the "Note") has not been repaid in full, or (ii) HSOA has not completed a debt or equity financing in which at least $2,000,000 of additional capital (excluding any refinanced debt) is raised in a single transaction, an irrevocable, exclusive option (the "Repurchase Option") to repurchase all of the FIBER-SEAL Interests for the following consideration to be paid to HSOA:

                                (i)            The delivery to HSOA of the original copy of the Note, marked "cancelled" or "paid in full" on the first page of the Note, along with the signature and date of AMHERST as the initial holder of the Note;

                                (ii)            The delivery to HSOA of any amounts that had previously been paid on the Note ("Note Payments");

                                (iii)            The delivery to HSOA of the original copy of the warrant (the "Warrant") for up to 250,000 shares of common stock, $.001 par value per share ("Common Stock") of HSOA, marked "cancelled" or "paid in full" on the first page of the Warrant, along with the signature and date of AMHERST as the initial holder of the Warrant;

                (b)   The Repurchase Option shall be exercised by AMHERST or GRASSMERE by delivery of a written notice and the Note, any Note Payments, and the Warrant to HSOA at any time from 9:00am until 5:00pm on January 2, 2004 (the "Exercise Date"); if such items are not received by HSOA by 5:01pm on the Exercise Date (the "Expiration Time"), this Agreement shall automatically expire and shall be null and void and have no legal effect.  Upon delivery of the required items to HSOA, AMHERST and GRASSMERE shall again become the legal and beneficial owner of the FIBER-SEAL Interests and all rights and interests therein or relating thereto.  This Repurchase Option may only be exercised in whole, and not in part, for all of the FIBER-SEAL Interests.

                (c)    Whenever AMHERST or GRASSMERE shall have the right to repurchase the FIBER-SEAL Interests hereunder, AMHERST or GRASSMERE may designate and assign one or more other persons or organizations to exercise his purchase rights under this Agreement and purchase all of the FIBER-SEAL Interests.

2.      Option to Purchase Franchise.  In the sole event that AMHERST and GRASSMERE repurchase the FIBER-SEAL Interests pursuant to this Agreement, in consideration for the remaining purchase price that HSOA paid AMHERST and GRASSMERE pursuant to the Purchase Agreement, HSOA shall have the option, for 30 days from the Exercise Date, to purchase from AMHERST, GRASSMERE, or an affiliate thereof an exclusive "Fiber-Seal" franchise for the City of Houston, Texas, on the terms set forth in FIBER-SEAL's standard uniform franchise offering circular, provided that HSOA dedicates at least $125,000 of capital to the franchise.

3.      Restriction on HSOA.  Except for the transfer of the FIBER-SEAL Interests to AMHERST or GRASSMERE or their assignees contemplated by this Agreement, none of the FIBER-SEAL Interests or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of by HSOA in any way until the Expiration Time.  In addition, from the date of this Agreement until the Expiration Time, (a) HSOA shall not sell FIBER-SEAL or any of its material assets, (b) FIBER-SEAL's expenses from the date of this Agreement through December 31, 2003 shall not exceed the budget attached hereto as Exhibit A; and (c) no FIBER-SEAL employees shall be terminated without the consent of Rick J. O'Brien.

4.      General Provisions.

                (a)    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS RULES.  THE PARTIES TO THIS AGREEMENT HEREBY MUTUALLY AGREE THAT VENUE FOR ANY ACTION BROUGHT WITH RESPECT TO THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE PURCHASE AGREEMENT.

                (b)   This Agreement represents the entire agreement between the parties with respect to the subject matter herein and may only be modified or amended in writing signed by both parties.

                (c)    All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to AMHERST or GRASSMERE, at such address as set forth on the signature page hereto, or at such other address as AMHERST or GRASSMERE shall, from time to time, designate to HSOA in writing or (b) if to HSOA, at its address set forth on the signature page of this Agreement, or at such other address as HSOA shall have furnished to AMHERST or GRASSMERE in writing.

                (d)   The rights and benefits of AMHERST and GRASSMERE under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by AMHERST's or GRASSMERE's successors and assigns.  The rights and obligations of HSOA under this Agreement may only be assigned with the prior written consent of AMHERST or GRASSMERE.

                (e)    Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                (f)     HSOA, SUBSIDIARY,AMHERST, and GRASSMERE each agrees upon request of the other party to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day, month and year first set forth above.

HOME SOLUTIONS OF AMERICA, INC.	GRASSMERE COMPUTER PRODUCTS, INC.

By: R. Andrew White	By: Rick J. O'Brien
President and Chief Executive Officer	President

MERRITT COMPUTER PRODUCTS, L.P.
(d/b/a Amherst Merritt International)

By: Grassmere Computer Products, Inc.
Its: General Partner

By:
Rick J. O'Brien
President

Address:	Address:

11850 Jones Road	5565 Red Bird Center Drive, Ste. 150
Houston, TX 77070 {Please provide address for notice purposes}	Dallas, TX 75237 {Please provide address for notice purposes}

HOME SOLUTIONS OF AMERICA, INC.
REPURCHASE OPTION AGREEMENT SIGNATURE PAGE

EXHIBIT A

FIBER-SEAL BUDGET